Exhibit 1.1

SUMA Acquisition Corporation

15,000,000 Units

Underwriting Agreement

Seaport Global Securities LLC	March 10, 2026
360 Madison Avenue, 22nd Floor
New York, NY 10017 As Representative of the Underwriters named on Schedule A hereto

Ladies and Gentlemen:

SUMA Acquisition Corporation, a Cayman Islands exempted company (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom Seaport Global Securities LLC is acting as representative (the “Representative”) an aggregate of 15,000,000 units (the “Firm Units”) of the Company and, at the election of the Underwriters, up to 2,250,000 additional units, if any (the “Optional Units,” the Optional Units that the Underwriters may purchase pursuant to Section 2 hereof, together with the Firm Units, being collectively called the “Units”).

Each Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), of the Company (the “Public Shares”) and one right to receive one fifth (1/5) of a Class A Ordinary Share (the “Share Rights”) upon the consummation of a Business Combination (as defined below). The Public Shares and the Share Rights included in the Units will not trade separately until the 52nd day following the date of the Prospectus (as defined below) (unless the Representative informs the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds from the Offering (as defined below) and the sale of the Private Placement Units (as defined below) and updated financial information with respect to any proceeds the Company receives from the exercise of the over-allotment option, (b) the filing of such audited balance sheet with the Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet (the “Closing Form 8-K”), and (c) the Company having issued a press release announcing when such separate trading will begin. As used herein, the term “Business Combination” (as described more fully in the Registration Statement (as defined below)) shall mean a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company with one or more businesses or entities.

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof, with Continental Stock Transfer & Trust Company, LLC (“CST”), as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.2 to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Placement Units (as defined below) and certain proceeds of the Offering will be deposited and held in a U.S. based trust account (the “Trust Account”) for the benefit of the Company and the holders of the Public Shares, if and when issued, in each case as described more fully in the Prospectus. The funds deposited in the Trust Account shall not include (i) $2,250,000 in underwriting discounts and commissions payable upon the closing of the offering (or up to $2,587,000 if the Underwriters’ over-allotment option is exercised in full) or (ii) an aggregate of $1,875,000 to pay fees and expenses in connection with the closing of the offering and to fund the working capital requirements of the Company. The Representative hereby agrees to reinvest $1,125,000 (or up to $1,295,500 if the Underwriters’ over-allotment option is exercised in full) pursuant to the Representative Unit Purchase Agreement (as defined below). The funds deposited in the Trust Account shall include an aggregate of $6,000,000 ($0.40 per Firm Unit), payable to the Underwriters as Deferred Underwriting Commission (as defined below), in accordance with Section 2 hereof.

The Company has entered into a Share Rights Agreement, dated as of the date hereof, with CST, as agent, with respect to the Share Rights, the Private Placement Rights (as defined below) and any other rights that may be issued by the Company with the rights CST, as the rights agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Rights Agreement”).

On December 12, 2025, SUMA Sponsor LP (“SUMA Sponsor”), purchased from the Company 2,932,500 Class B ordinary shares par value $0.0001 per share (the “Founder Shares”), of the Company, for an aggregate consideration of $12,750 paid to cover certain Offering costs, and SUMA Canada Sponsor LP (“SUMA Canada Sponsor” and together with SUMA Sponsor, the “Founder Sponsors”), purchased from the Company 2,817,500 Founder Shares for an aggregate consideration of $12,250 paid to cover certain Offering costs. On February 28, 2026, SUMA Canada Sponsor LP purchased from SUMA Sponsor LP 1,419,160 Founder Shares, for an aggregate consideration of $6,170. Following the transfer, SUMA Sponsor holds 1,513,340 Founder Shares (up to 197,392 of which are subject to surrender to the Company for no consideration depending on the extent to which the Underwriters’ over-allotment option is exercised) and SUMA Canada Sponsor holds 4,236,660 Founder Shares (up to 552,608 of which are subject to surrender to the Company for no consideration depending on the extent to which the Underwriters’ over-allotment option is exercised). The Founder Sponsors each purchased the Founder Shares in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Act”). No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the purchase of Founder Shares. Except as described in the Registration Statement, none of the Founder Shares may be sold, assigned or transferred by the Sponsors until the earlier of: (i) six months after the consummation of the Company’s initial Business Combination and (ii) the date following the completion of the Company’s initial Business Combination on which liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property. The holders of Founder Shares shall have no right to any liquidating distributions with respect to any portion of the Founder Shares in the event the Company does not to consummate a Business Combination within the Completion Window (as defined below). The holders of the Founder Shares shall not have redemption rights with respect to the Founder Shares. In the event that the Underwriters’ over-allotment option is not exercised in full, the Founder Sponsors will be required to surrender on a pro rata basis for no consideration such number of Founder Shares (up to 750,000 Founder Shares in the aggregate) so that the Founder Sponsors will own 25% of all issued Class A Ordinary Shares and Class B Ordinary Shares upon the completion of the Offering (excluding any Class A Ordinary Shares underlying the Private Placement Units (as defined below)).

The Company has entered into a Private Placement Units Purchase Agreement, dated as of the date hereof, with each of SUMA Canada II Sponsor LP (“SUMA Canada II Sponsor”, and together with the Founder Sponsors, the “Sponsors”) and SUMA Sponsor (together with SUMA Canada II Sponsor, the “Private Placement Sponsors”) in substantially the forms filed as Exhibits 10.4 and 10.5 to the Registration Statement, respectively (the “Sponsor Unit Purchase Agreements”), pursuant to which the Private Placement Sponsors have agreed to purchase an aggregate of 300,000 private placement units (the “Private Placement Units”) (or up to 316,875 Private Placement Units if the Underwriters’ over-allotment option is exercised in full), at a purchase price of $10.00 per Private Placement Unit, each such Private Placement Unit consisting of one Class A Ordinary Share (the “Private Placement Shares”) and one right to receive one fifth (1/5) of a Class A Ordinary Share upon the consummation of an initial Business Combination (the “Private Placement Rights” and, together with the Private Placement Units and Private Placement Shares, the “Placement Securities”). The Company has entered into a Private Placement Units Purchase Agreement, dated the date hereof, with the Representative in substantially the form filed as Exhibit 10.5 to the Registration Statement (the “Representative Unit Purchase Agreement,” and together with the Sponsor Unit Purchase Agreements, the “Unit Purchase Agreements”), pursuant to which the Representative has agreed to purchase 112,500 Private Placement Units (or up to 129,375 Private Placement Units if the Underwriters’ over-allotment option is exercised in full), at a purchase price of $10.00 per Placement Unit. No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the Private Placement Units sold pursuant to the Unit Purchase Agreements. The Private Placement Units are substantially similar to the Units, except as described in the Prospectus. None of the Placement Securities may be sold, assigned or transferred by the Private Placement Sponsors, the Representative or their permitted transferees until thirty (30) days after consummation of a Business Combination The Representative acknowledges and agrees that the Placement Securities acquired by the Representative pursuant to the Representative Unit Purchase Agreement will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore be subject to lock-up for a period of one hundred and eighty (180) days beginning on the date of commencement of sales of the Offering, subject to certain limited exceptions, pursuant to FINRA Rule 5110(e). Accordingly, the Placement Securities acquired by the Representative pursuant to the Representative Unit Purchase Agreement may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for one hundred and eighty (180) days beginning on the date of commencement of sales of the Offering, except to any FINRA member participating in the Offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, with the Sponsors, the Representative and the other security holders of the Company party thereto, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares, the Private Placement Units and the securities underlying the Private Placement Units and the rights that may be issued upon conversion of working capital loans.

The Company has caused to be duly executed and delivered a letter by the Sponsors, other initial shareholders and each of the Company’s officers and directors, dated as of the date hereof, and in substantially the form filed as Exhibit 10.1 to the Registration Statement (the “Insider Letter”).

1. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) A registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-292831) (the “Initial Registration Statement”) in respect of the Units, the Public Shares and the Share Rights has been filed with the Commission; the Initial Registration Statement and an amendment or amendments thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no document with respect to the Initial Registration Statement, other than amendments to the Initial Registration Statement and the Prospectus (as defined below), has been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or any amendment thereto prior to the time the Initial Registration Statement was declared effective or any preliminary prospectus filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus;” the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, each as amended at the time it became effective under the Act, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, are hereinafter collectively called the “Registration Statement;” the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus;” and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus;” any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication;” and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication;” and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

(c) The Company has filed with the Commission a registration statement on Form 8-A (file number 001-43186) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Units, the Public Shares and the Share Rights, which registration is currently effective on the date hereof. The Units have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market (“Nasdaq”), and the Company knows of no reason or set of facts that is likely to adversely affect such authorization;

(d) The Pricing Prospectus, as supplemented by the information listed on Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Written Testing-the-Waters Communications, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below). For the purposes of this Agreement, the “Applicable Time” is 4:40 p.m. (Eastern time) on the date of this Agreement;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

(f) The Registration Statement, when it became effective, did not contain and, any amendment or supplement thereto, at the applicable effective date, will not, contain as of the applicable effective date as to each part of the Registration Statement, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(g) The Prospectus and any amendment or supplement thereto, as of the date it is filed with the Commission and as of each Time of Delivery, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(h) The Company has not, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or any material change in the long-term debt of the Company or (y) any material adverse change or development involving a prospective material adverse change, in or affecting the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company;

(i) The Company does not own or lease any real property;

(j) The Company has been (i) duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; “Material Adverse Effect” shall mean any material adverse effect on (i) the business, properties, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Units, or to consummate the transactions contemplated hereby;

(k) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package and Prospectus;

(l) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of such shares were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. The holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Units; and, except as set forth in the Pricing Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding.

(m) The Units have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Units contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Units is not subject to any preemptive or similar rights;

(n) The Public Shares have been duly authorized and, when issued and delivered against payment for the Units by the Underwriters pursuant to this Agreement and entered in the register of members of the Company, will be validly issued, fully paid and nonassessable.

(o) The Share Rights, when issued and delivered in the manner set forth in the Rights Agreement against payment for the Units by the Underwriters pursuant to this Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(p) The Class A Ordinary Shares issuable upon exercise of the Share Rights and the Private Placement Rights have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Share Rights and the Private Placement Rights, as applicable, and the Rights Agreement and entered in the register of members of the Company, will be validly issued, fully paid and nonassessable. The holders of such Class A Ordinary Shares will not be subject to personal liability by reason of being such holders; the issuance of such Class A Ordinary Shares will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Class A Ordinary Shares has been duly and validly taken. The form of certificates for the Class A Ordinary Shares conform in all material respects to the corporate law of the jurisdiction of the Company’s incorporation and applicable securities laws. The Class A Ordinary Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Prospectus or any other Preliminary Prospectus and the Prospectus, as the case may be.

(q) Except as set forth in the Pricing Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(r) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus.

(s) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Units pursuant to the Registration Statement.

(t) The issue and sale of the Units and the compliance by the Company with this Agreement, the Trust Agreement, the Rights Agreement, the Unit Purchase Agreements, the Registration Rights Agreement or the Insider Letter and the consummation of the transactions contemplated in this Agreement, the Trust Agreement, the Rights Agreement, the Unit Purchase Agreements, the Registration Rights Agreement or the Insider Letter will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) the Company’s amended and restated memorandum and articles of association (as it may be amended from time to time, the “Amended and Restated Memorandum and Articles of Association”), or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in the case of clause (A) and (C) for such conflicts, defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Units or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, such as may be required under the Exchange Act, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Units by the Underwriters;

(u) The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Pricing Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the Pricing Prospectus, Prospectus and Registration Statement fairly present the information included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived.

(v) The Company is not (i) in violation of its Amended and Restated Memorandum and Articles of Association, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(w) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(x) The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(y) At the time of filing the Initial Registration Statement and at the date hereof, the Company was and is an “ineligible issuer,” as defined under Rule 405 under the Act;

(z) The Company has not prepared or used an Issuer Free Writing Prospectus.

(aa) WithumSmith+Brown, PC (“Withum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the Registration Statement, to the Company’s knowledge, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(bb) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) to the extent required by Rule 13a-15 under the Exchange Act and a system of internal control over financial reporting to the extent it is required to by Rule 13a-15 under the Exchange Act.

(cc) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Pricing Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Pricing Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” “Description of Securities” and “Taxation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(dd) This Agreement has been duly authorized, executed and delivered by the Company;

(ee) The Private Placement Units, when issued and delivered in the manner set forth in the Unit Purchase Agreements against payment therefor by the purchasers thereof pursuant to the applicable Unit Purchase Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principals of general applicability;

(ff) The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(gg) The Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(hh) Each of the Unit Purchase Agreements has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Sponsor Unit Purchase Agreements has been duly authorized, executed and delivered by the Private Placement Sponsors and is a valid and binding agreement of the Private Placement Sponsors, enforceable against the Private Placement Sponsors in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(jj) The Insider Letter has been duly authorized, executed and delivered by the Company, and, to the Company’s knowledge, the Sponsors, each officer and director of the Company party thereto, and is a valid and binding agreement of the Company, and, to the Company’s knowledge, the Sponsors, each such officer and director, respectively, enforceable against the Company, and, to the Company’s knowledge, the Sponsors, each such officer and director, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(kk) None of the Company, or, to the knowledge of the Company, the Sponsors, any director, officer, employee or controlled affiliate of the Company, has, in the course of its, his or her actions for, or on behalf of, the Company (i) made any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the FCPA or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested or taken any act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit to any domestic government official, such foreign official or employee; and the Company, the Sponsors, and, to the knowledge of the Company, the Company’s directors, officers, agents, employees and affiliates have conducted the business of the Company and their respective businesses on behalf of the Company in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) The operations of the Company and, to the knowledge of the Company, the Sponsors are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(mm) None of the Company, or to the knowledge of the Company, the Sponsors, any director, officer, agent, employee or affiliate of the Company is currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including without limitation, Crimea, Cuba, Iran, North Korea and Syria. The Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since its inception, the Company has not knowingly engaged in and is not knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any sanctioned country;

(nn) From the time of initial confidential submission of a registration statement relating to the Units with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(oo) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the date the Registration Statement was declared effective (the “Effective Date”) the Company will be in compliance with, Nasdaq Listing Rule 5605 (subject to applicable phase-in Rules). Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market corporate governance requirements set forth in the Nasdaq listing rules.

(pp) There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Units.

(qq) The Company has timely filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has obtained valid extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof. The Company has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty, if not so paid, would not have a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(u) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

(rr) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto).

(ss) The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(tt) All information contained in the questionnaires (the “Questionnaires”) to the knowledge of the Company, completed by the Sponsors, the Company’s officers and directors and provided to the Underwriters, is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsors or the Company’s officers and to become inaccurate and incorrect.

(uu) Prior to the date hereof, the Company has not selected any specific Business Combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company.

(vv) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsors with respect to the sale of the Units hereunder or any other arrangements, agreements or understandings of the Company, the Sponsors or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by FINRA.

(ww) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other form of “underwriting compensation” as defined in Rule 5110(j)(22) of FINRA’s Manual): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the FINRA Review Period, as defined in Rule 5110(j)(20) of the FINRA Manual, other than payments to the Underwriters pursuant to this Agreement.

(xx) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(yy) Except as disclosed in the FINRA Questionnaires provided to the Underwriters, to the Company’s knowledge no officer, director, or beneficial owner of 10% or more of any class of the Company’s equity securities or securities convertible or exchangeable into such equity securities (any such individual or entity, a “Company Affiliate”) is a Participating Member (as defined in FINRA Rule 5110(j)(15)) in the Offering.

(zz) Except as disclosed in the FINRA Questionnaires provided to the Underwriters, to the Company’s knowledge, no Company Affiliate is an owner of shares or other securities of any Participating Member in the Offering (other than securities purchased on the open market).

(aaa) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, no proceeds from the sale of the Firm Units (excluding underwriting compensation as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(bbb) The Company has not issued any rights or other securities, or granted any options, directly or indirectly to anyone who is a “participating member,” as defined in Rule 5110(j)(15) of the FINRA Manual, in the Offering within the 180-day period prior to the initial filing date of the Registration Statement.

(ccc) No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has, to the Company’s knowledge, any relationship or affiliation or association with any Participating Member in the Offering.

(ddd) Except as disclosed in the Registration Statement, to the Company’s knowledge, other than the Representative, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary.

(eee) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(fff) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(ggg) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act to be described in the Registration Statement, Pricing Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(hhh) The Company has not offered, or caused the Underwriters to offer, the Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(iii) Upon delivery and payment for the Units on the First Time of Delivery, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(jjj) As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

(kkk) To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to the Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”), except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and to the protection of such IT Systems from unauthorized use, access, misappropriation or modification.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, to purchase from the Company, at a purchase price (net of discounts and commissions and the Deferred Underwriting Commission) of $9.45 per Firm Unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto. The Firm Units are to be offered initially to the public at the offering price of $10.00 per Firm Unit. In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, to purchase from the Company, at the purchase price of $9.45 per unit, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that such Underwriter is entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase, at its election, up to 2,250,000 Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of units in excess of the number of Firm Units. Any such election to purchase Optional Units may be exercised only by written notice from the Representative to the Company, given within a period of 45 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

The Company hereby agrees that the funds deposited in the Trust Account shall not include $0.15 per Unit, or $2,250,000 (or up to $2,587,000 if the Underwriters’ over-allotment option is exercised in full) in underwriting discounts and commissions payable to the Underwriters upon the closing of the sale of the Units. The Company will pay $0.075 per Unit to the Underwriters in cash for an aggregate amount of $1,125,000 (or $1,293,750 if the Underwriters’ over-allotment option is exercised in full), and $0.075 per Unit will be used by the Underwriters to purchase Private Placement Units pursuant to the Representative Unit Purchase Agreement, whereby the Representative agreed to purchase 112,500 Private Placement Units (or 129,375 Private Placement Units if the Underwriters’ over-allotment option is exercised in full) at $10.00 per Private Placement Unit for an aggregate purchase price of $1,125,000 (or $1,293,750 if the Underwriters’ over-allotment option is exercised in full).

The Representative agrees that 4.00% of the gross proceeds from the sale of the Firm Units ($6,000,000) and 4.00% of the gross proceeds from the sale of the Optional Units (up to $900,000) (collectively, the “Deferred Underwriting Commission”), will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representative for its own account upon consummation of the Company’s initial Business Combination. The Representative acknowledges and agrees that (i) $0.05 per Unit, or $750,000 (or $862,500 if the Underwriters’ over-allotment option is exercised in full) of the Deferred Underwriting Commission shall be fixed and payable to the Representative upon consummation of the Company’s initial Business Combination and that (ii) $0.35 per Unit, or $5,250,000 (or $6,037,500 if the Underwriters’ over-allotment option is exercised in full) of the Deferred Underwriting Commission is allocable at the sole discretion of the Company. In the event that the Company is unable to consummate a Business Combination and the Trustee commences liquidation of the Trust Account as provided in the Trust Agreement (the “Liquidation”), the Representative agrees that: (x) the Representative shall forfeit any rights or claims to the Deferred Underwriting Commission, including any accrued interest thereon; and (y) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the holders of the Public Shares sold as part of the Units in the Offering. Except as provided herein, any Deferred Underwriting Commission will be fully earned by each Underwriter upon the payment of the purchase price for the Units purchased by such Underwriter on the closing of the Offering (including payment of the purchase price of any Optional Units) and will be paid if and when the Company consummates its Business Combination, subject to the conditions of this Section 2.

3. Upon the authorization by you of the release of the Firm Units, the Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus (the “Offering”).

4. (a) The Units to be purchased by the Underwriters hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of The Depository Trust Company (“DTC”), for the accounts of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:00 a.m., New York City time, on March 12, 2026 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Units, 9:00 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the election to purchase such Optional Units, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery,” such time and date for delivery of any Optional Units, if not the First Time of Delivery, is herein called an “Additional Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters, will be delivered at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002 (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:30 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law at any time after the date hereof in connection with the offering or sale of the Units by an Underwriter or dealer and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative and upon the Representative’s request to prepare and furnish without charge to the Underwriters and to any dealer (whose names and addresses the Representative will furnish to the Company to the extent that the Representative request the Company to furnish such amendment or supplement directly to them) in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required by law to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) after the date hereof in connection with sales of any of the Units by an Underwriter or dealer, upon your request but at the expense of such Underwriter or dealer, to prepare and deliver to such Underwriter or dealer as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders as soon as practicable, an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) The Company will not, without the prior written consent of the Representative, (x) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company), directly or indirectly, file (or participate in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Units, Class A Ordinary Shares, Rights or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Placement Rights, (2) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares, the Private Placement Units, the Private Placement Shares and the Private Placement Rights or the rights that may be issued upon conversion of working capital loans and Class A Ordinary Shares underlying the Private Placement Rights or such rights or upon conversion of the Founder Shares, and (3) issue securities in connection with a Business Combination.

(f) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(g) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs or the Company is acquired or completes a going private transaction where the Class A Ordinary Shares are no longer outstanding (as applicable, the “Termination Date”), the Company will use its commercially reasonable efforts to maintain the registration of the Units, Class A Ordinary Shares and the Share Rights under the provisions of the Exchange Act. The Company will not deregister the Units, Class A Ordinary Shares or the Share Rights under the Exchange Act (except (i) in the case of the Units, after completion of a Business Combination or (ii) in connection with a going private transaction after the completion of a Business Combination) without the prior written consent of the Representative.

(h) To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds;”

(i) On the date hereof, to retain its independent registered public accounting firm to audit the balance sheet of the Company as of the First Time of Delivery (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the First Time of Delivery. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the First Time of Delivery, file the Closing Form 8-K with the Commission, which report shall contain the Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof that are not already reflected in the Closing Form 8-K, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Optional Units and its receipt of the proceeds therefrom;

(j) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Class A Ordinary Shares and Share Rights cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(l) If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(m) For a period commencing on the Effective Date and ending on the Termination Date, the Company shall retain a transfer agent;

(n) Upon request of an Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the online offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(o) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) the last Time of Delivery.

(p) The Company will not consummate an initial Business Combination with any entity that is affiliated with the Sponsors or any of the Company’s officers or directors unless it or a committee of independent and disinterested members of the Company’s Board of Directors obtains an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such initial Business Combination is fair to the Company from a financial point of view. The Company shall not pay the Sponsors or either of their affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination except as disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus.

(q) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Underwriters and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of Public Shares held by its shareholders or for soliciting shareholder approval, as applicable.

(r) The Company shall advise FINRA, the Underwriters and their counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Units.

(s) The Company shall cause the proceeds of the Offering and the sale of the Private Placement Rights held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Pricing Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates an initial Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(t) During the period prior to the Company’s initial Business Combination or the Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, (i) solely from the interest income earned on the funds held in the Trust Account, the amounts necessary to pay tax obligations, if any, and (ii) to pay shareholders who properly redeem their Public Shares in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (x) to modify the substance or timing of the Company’s obligation to provide holders of the Public Shares the right to have their shares redeemed or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within 24 months from the closing of this offering (the “Completion Window”) or (y) with respect to any other material provisions relating to rights of holders of Class A Ordinary Shares or pre-initial Business Combination activity. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (net of taxes payable thereon in accordance with the preceding sentence)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(u) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon the exercise of the Rights outstanding from time to time and upon conversion of the Founder Shares.

(v) Except in connection with the conversion of Class B Ordinary Shares into Class A Ordinary Shares in accordance with the Amended and Restated Memorandum and Articles of Association, where the holders of such shares have waived any right to receive funds from the Trust Account, after the issue of the Public Shares, and prior to the consummation of an initial Business Combination or the Liquidation, the Company shall not issue any additional shares in the Company or any other securities that would entitle the holders thereof to, receive funds from the Trust Account or that vote as a class with the Class A Ordinary Shares on a Business Combination.

(w) Prior to the consummation of an initial Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsors, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(x) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(y) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association.

(aa) The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. The Company may forego obtaining such waivers only if the Company shall have received the approval of its management.

(bb) The Company, subject to any applicable provision of the Amended and Restated Memorandum and Articles of Association, may consummate its initial Business Combination and conduct redemptions of Class A Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Public Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Units and (y) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (B) the total number of Public Shares then outstanding. If, however, a shareholder vote is required by law or stock exchange listing requirement in connection with the initial Business Combination or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the Business Combination Vote, if any, the Sponsors and the Company’s officers and directors have agreed to vote all of their Founder Shares and any other Class A Ordinary Shares purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Public Shares the right to have such shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Rights and (2) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (II) the total number of Public Shares then issued and outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if the Company receives approval by way of an ordinary resolution under Cayman Islands law and the Amended and Restated Memorandum and Articles of Association, which requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem Public Shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Class A Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Memorandum and Articles of Association, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of share capital of the Company in connection therewith. In the event that the Company does not effect a Business Combination within the Completion Window, the Company will cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter (and subject to lawfully available funds), redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (including interest not previously released to the Company to pay taxes, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under applicable law. Only Public Shareholders holding Class A Ordinary Shares included in the Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Sponsors and the Company’s officers and directors have agreed that they will not propose any amendment to the Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to provide holders of the Public Shares the right to have their shares redeemed or to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within the Completion Window or with respect to any other material provisions relating to the rights of holders of Class A Ordinary Shares or pre-initial Business Combination activity, unless the Company offers to redeem the Public Shares in connection with the approval of such amendment, as described in the Pricing Prospectus and Prospectus.

(cc) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (a “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of an initial Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Underwriters with a draft of the Business Combination Announcement and provide the Underwriters with a reasonable advance opportunity to comment thereon, subject to the agreement of each Underwriter to keep confidential such draft announcement in accordance with the such Underwriter’s standard policies regarding confidential information.

(dd) If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time, not misleading, the Company will promptly (i) notify the Underwriters so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as may be reasonably requested.

(ee) Upon the earlier to occur of the expiration or termination of the Underwriters’ option to purchase Optional Units, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Founder Sponsors in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 750,000 by (b) a fraction, (i) the numerator of which is 2,250,000 minus the number of Optional Units purchased by the Underwriters upon the exercise of their option to purchase Optional Units, and (ii) the denominator of which is 2,250,000. For the avoidance of doubt, if the Underwriters exercise their option to purchase additional units in full, the Company shall not cancel or otherwise affect the forfeiture of the Founder Shares pursuant to this subsection.

(ff) To cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to the Representative, in accordance with Section 2. The Representative shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Underwriting Commission.

6. (a) The Company represents and agrees that it has not made or used and will not make or use any offer relating to the Units that would constitute an Issuer Free Writing Prospectus;

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Underwriters with entities that are reasonably believed to be qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501 under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Underwriters that are listed on Schedule III hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Written Testing-the-Waters Communications;

(c) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501 under the Act.

7. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any blue sky memorandum (if applicable), closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky survey (if applicable); (iv) all fees and expenses in connection with listing the Units on the Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Units; (vi) the fees, expenses and disbursements of legal counsel to the Underwriters in connection with the Offering; (vii) the cost of preparing share certificates; (viii) the cost and charges of any trustee, transfer agent or registrar; (ix) the cost of procuring background checks on the Company’s directors and officers and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. Provided, however, that the Company’s obligation to bear fees associated with the Underwriters’ legal counsel, FINRA filing fees and any required background checks shall be capped at $150,000. It is understood, however, that except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

8. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Eastern time, on the date of this Agreement;

(b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus or Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(c) Baker Botts L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Ellenoff Grossman & Schole LLP, counsel for the Company, shall have furnished to the Underwriters their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters;

(e) Ogier (Cayman) LLP, Cayman Islands counsel for the Company, shall have furnished to the Underwriters their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters;

(f) On the date of this Agreement and also at each Time of Delivery, Withum shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus; in form and substance reasonably satisfactory to you;

(g) On the date of this Agreement the Company shall have delivered to the Underwriters executed copies of the Trust Agreement, the Rights Agreement, the Unit Purchase Agreements, the Insider Letter and the Registration Rights Agreement;

(h) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital (other than as a result of the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any change or any development involving a prospective change in or affecting the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) The Units to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on Nasdaq;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day next succeeding the date of this Agreement; and

(l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the truth and correctness of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the compliance by the Company with all its agreements contained herein and satisfaction of all the conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery, and as to the matters set forth in Sections 8(b), 8(h)(i) and 8(i).

9. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and their affiliates, and each dealer selected by the Underwriters that participates in the offer and sale of the Units (each a “Selected Dealer”) and each of their respective directors, officers, agents, partners, members and employees and each person, if any, who controls within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (“Controlling Person”) any Underwriter (each individually, a “Underwriter Indemnified Person”), against any losses, claims, damages or liabilities, joint or several, to which the Underwriter Indemnified Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) with respect to the Registration Statement or any amendment or supplement thereto, an untrue statement or alleged untrue statement, or the omission or alleged omission, of a material fact, required to be stated therein or necessary to make the statements therein not misleading or (ii) with respect to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, an untrue statement of a material fact or omission to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter Indemnified Person for any legal or other expenses reasonably incurred by the Underwriter Indemnified Person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) The Underwriters will, jointly and severally, indemnify and hold harmless the Company, and its directors, each officer of the Company who signed the Registration Statement and each Controlling Person (each individually, an “Company Indemnified Person”), against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) with respect to the Registration Statement or any amendment or supplement thereto, an untrue statement or alleged untrue statement, or an omission or alleged omission, of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) with respect to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Written Testing-the-Waters Communication, an untrue statement of a material fact or omission to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company Indemnified Person for any legal or other expenses reasonably incurred by the Company Indemnified Person in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by the Underwriters consists of the following information in the Initial Registration Statement, or any amendment thereof or supplement thereto, and the Prospectus furnished on behalf of the Underwriters, which information appears under the caption “Underwriting:” the information contained in the third sentence of the third paragraph and the first paragraph under the sub-caption “Stabilization and Other Transactions” and the information with respect to dealers’ concessions and reallowances contained in the section entitled “Underwriting.”

(c) Promptly after receipt by an indemnified party under clause (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act and each broker-dealer or other affiliate of such Underwriter; and the obligations of such Underwriter under this Section 9 shall be in addition to any liability such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If an Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by such Underwriter you do not arrange for the purchase of such Units, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Units, or the Company notifies you that it has so arranged for the purchase of such Units, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b) If, after giving effect to any arrangements for the purchase of the Units of the defaulting Underwriter by you and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Units of the defaulting Underwriter by you and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriter to purchase Units of the defaulting Underwriter, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriter to purchase and of the Company to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriter as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve the defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to the Underwriters except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Units for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses set forth in Section 7 hereof as well as fees and disbursements of counsel in an amount not to exceed the lesser of (a) 80% of the actual, accrued fees and expenses of such counsel, and (b) $150,000, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 7 and 9 hereof.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Seaport Global Securities LLC, 360 Madison Avenue, 22nd Floor, New York, NY 10017, Attention: Jack Mascone, with a copy (which shall not constitute notice) to Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, Attention: Douglas V. Getten, and with a copy (which shall not constitute notice); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Naseem Saloojee, Chief Executive Officer, with a copy (which shall not constitute notice) to Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10106, Attention: Adam C. Berkaw.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or an Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principals and not the agents or fiduciaries of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company and the Underwriters agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that an Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that an Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Underwriters plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

SUMA Acquisition Corporation

By:	/s/ Naseem Saloojee
	Name:	Naseem Saloojee
	Title:	Chief Executive Officer

Accepted as of the date hereof
Seaport Global Securities LLC

By:	/s/ Jack Mascone
	Name:	Jack Mascone
	Title:	Head of Capital Markets

On behalf of itself and the other Underwriters

Schedule I

Underwriter	Total Number of Firm Units to be Purchased	Number of Optional Units to be Purchased if Maximum Option Exercised
Seaport Global Securities LLC	14,900,000	2,250,000
The Benchmark Company, LLC	50,000	0
StoneX Financial Inc.	50,000	0
Total	15,000,000	2,250,000

Schedule II

Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per unit for the Units is $10.00.

The number of Units purchased by the Underwriters is 15,000,000.

Schedule III

Written Testing the Waters Communication:

Reference is made to the materials used in the testing the waters presentation made to potential investors by the

Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Act.